Exhibit 99.1

Travelzoo 590 Madison Avenue 37th Floor New York, NY 10022 Investor Relations: Molly Yu ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2016 Results

NEW YORK, October 27, 2016 — Travelzoo Inc. (NASDAQ: TZOO):

•	Revenue of $30.4 million, down 7% year-over-year in constant currencies

•	Operating profit of $2.2 million, compared to $860,000 in prior-year period

•	Earnings per share (EPS) of $0.12

Travelzoo, a global media commerce company, today announced financial results for the third quarter ended September 30, 2016, with revenue of $30.4 million and operating income of $2.2 million. In nominal terms, revenue decreased by 10% year-over-year. In constant currencies, revenue decreased by 7% year-over-year. GAAP net income was $1.6 million, with earnings per share of $0.12. Non-GAAP earnings per share were $0.12, up from $0.03 in the prior-year period.

"The launch of a new Travelzoo® site in October was well received by our members," said Holger Bartel, Chairman and Global CEO. "The new responsive site makes it easy to search by date for outstanding travel and entertainment offers researched by our global staff, many of which Travelzoo has negotiated exclusively for its members. We intend to leverage Travelzoo's global reach and trusted brand to grow revenue and increase profitability in future periods.”

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Asia Pacific
Asia Pacific business segment revenue decreased 6% year-over-year to $2.6 million. In constant currencies, revenue decreased 10% year-over-year. Operating loss for the third quarter was $790,000, compared to an operating loss of $414,000 in the prior-year period.

Europe
Europe business segment revenue decreased 15% year-over-year to $8.8 million. In constant currencies, revenue decreased 5% year-over-year. Operating profit for the third quarter was $1.6 million, or 18% of revenue, up from $587,000, or 6% of revenue in the prior-year period.

North America
North America business segment revenue decreased 8% year-over-year to $19.1 million. Operating profit for the third quarter was $1.4 million, or 7% of revenue, up from $687,000 or 3% of revenue in the prior-year period.

Members
As of September 30, 2016, Travelzoo had a worldwide unduplicated number of members of 29.1 million. In Asia Pacific, unduplicated number of members was 3.6 million as of September 30, 2016, up 3% from September 30, 2015. In Europe, unduplicated number of members was 8.2 million as of September 30, 2016, up 5% from September 30, 2015. In North America, unduplicated number of members was 17.4 million as of September 30, 2016, up 1% from September 30, 2015.

Income Taxes
Income tax expense was $837,000, compared to a $8.2 million income tax benefit in the prior-year period. Prior year non-GAAP income tax expense of $214,000 excludes an $8.4 million release of a tax reserve related to the unexchanged promotional shares.

Asset Management
During the third quarter of 2016, Travelzoo used $1.5 million cash in operating activities. Accounts receivable decreased by $1.1 million over the prior-year period to $16.7 million. Accounts payable decreased by $4.4 million over the prior-year period to $18.6 million. Capital expenditures were $155,000, up from $132,000 in the prior-year period. As of September 30, 2016, cash and cash equivalents were $24.8 million.

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Non-GAAP Information
To give an enhanced view of Travelzoo's operating performance, management has calculated non-GAAP income tax expense, non-GAAP effective tax rate, non-GAAP net income and non-GAAP earnings per share by excluding the release of a tax reserve related to the unexchanged promotional shares in the prior period. The company believes these metrics assist investors to assess certain business trends in the same way that these trends are analyzed by management. The discussion of these non-GAAP metrics are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Non-GAAP metrics are merely a supplement to, and not a replacement for GAAP financial information. As the only difference between GAAP and non-GAAP information is the release of a tax reserve related to the unexchanged promotional shares in the prior-year period, today’s reporting should not be viewed as Travelzoo’s intention to report non-GAAP information in future periods. Refer to the “Reconciliation of GAAP to Non-GAAP Information” section of this press release for important information. Management presents year-over-year revenue percentage rates of change in constant currencies, calculated using prior-year period foreign currency rates on current-year period non-US revenue, as it believes this is a useful metric that facilitates comparison to historical performance.

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Conference Call
Travelzoo will host a conference call to discuss third quarter results at 11:00 a.m. ET today. Please visit http://www.travelzoo.com/earnings to

•	download the management presentation (PDF format) to be discussed in the conference call;

•	access the webcast.

About Travelzoo
Travelzoo is a global media commerce company. With more than 29 million members in Asia Pacific, Europe, and North America and 25 offices worldwide, Travelzoo® publishes offers from more than 2,000 travel, entertainment and local companies. Travelzoo’s deal experts review offers to find the best deals and confirm their true value.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release. Travelzoo and Top 20 are registered trademarks of Travelzoo. All other names are trademarks and/or registered trademarks of their respective owners.

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Travelzoo Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$30,440	$33,728	$99,290	$109,665
Cost of revenues	3,361	4,742	10,982	14,496
Gross profit	27,079	28,986	88,308	95,169
Operating expenses:
Sales and marketing	17,184	19,089	55,278	61,881
Product development	2,317	2,917	7,281	9,212
General and administrative	5,373	6,120	16,620	17,906
Total operating expenses	24,874	28,126	79,179	88,999
Income from operations	2,205	860	9,129	6,170
Other income (loss)	251	(202)	293	(866)
Income before income taxes	2,456	658	9,422	5,304
Income taxes	837	(8,199)	3,734	(5,125)
Net income	$1,619	$8,857	$5,688	$10,429
Net income per share:
Basic	$0.12	$0.60	$0.40	$0.71
Diluted	$0.12	$0.60	$0.40	$0.71
Weighted average shares:
Basic	13,839	14,730	14,109	14,730
Diluted	13,867	14,730	14,119	14,730

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Travelzoo Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$24,839	$35,128
Accounts receivable, net	16,692	16,398
Income taxes receivable	1,657	1,356
Deposits	490	782
Prepaid expenses and other	2,472	1,928
Deferred tax assets	1,055	1,230
Total current assets	47,205	56,822
Deposits	693	501
Deferred tax assets	655	1,769
Restricted cash	1,177	1,328
Property and equipment, net	6,730	7,905
Other assets	—	15
Total assets	$56,460	$68,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,616	$23,655
Accrued expenses and other	8,316	9,901
Deferred revenue	789	1,085
Income tax payable	2,029	477
Note payable to related party	—	5,658
Total current liabilities	29,750	40,776
Long-term tax liabilities	3,122	3,000
Long-term deferred rent and other	2,793	3,177
Total liabilities	35,665	46,953
Common stock	143	150
Additional paid-in capital	1,387	7,759
Accumulated other comprehensive loss	(3,809)	(3,908)
Retained earnings	23,074	17,386
Total stockholders’ equity	20,795	21,387
Total liabilities and stockholders’ equity	$56,460	$68,340

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Travelzoo Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$1,619	$8,857	$5,688	$10,429
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	606	688	1,856	2,198
Deferred income taxes	(13)	(164)	(224)	(407)
Stock-based compensation	251	(150)	692	146
Provision for losses on accounts receivable	(28)	(151)	17	(99)
Net foreign currency effects	(71)	182	(308)	347
Changes in operating assets and liabilities:
Accounts receivable	1,715	824	(547)	(2,052)
Deposits	13	46	51	118
Income tax receivable	(823)	299	(299)	1,980
Prepaid expenses and other	(551)	(446)	(438)	78
Accounts payable	(2,177)	(1,739)	(4,391)	(2,706)
Accrued expenses and other	(2,628)	(707)	(2,074)	(463)
Income tax payable	504	283	1,772	306
Reserve for unexchanged promotional shares	—	—	—	(1,393)
Other non-current liabilities	69	(8,644)	121	(7,849)
Net cash provided by (used in) operating activities	(1,514)	(822)	1,916	633
Cash flows from investing activities:
Release of restricted cash	—	8	—	66
Purchases of property and equipment	(155)	(132)	(802)	(885)
Net cash used in investing activities	(155)	(124)	(802)	(819)
Cash flows from financing activities:
Payment for Asia Pacific business	—	(16,974)	58	(16,974)
Payment of loan to related party	—	(3,250)	(5,658)	(3,250)
Proceeds from related party loan	—	—	—	2,224
Decrease in bank overdraft	—	(206)	—	(341)
Repurchase of common stock, net	(771)	—	(5,727)	—
Reverse/forward stock split, including transaction costs	—	—	—	(102)
Net cash used in financing activities	(771)	(20,430)	(11,327)	(18,443)
Effect of exchange rate on cash and cash equivalents	(281)	(531)	(76)	(2,218)
Net decrease in cash and cash equivalents	(2,721)	(21,907)	(10,289)	(20,847)
Cash and cash equivalents at beginning of period	27,560	56,477	35,128	55,417
Cash and cash equivalents at end of period	$24,839	$34,570	$24,839	$34,570
Supplemental disclosure of cash flow information:
Cash paid for income taxes, net	$1,126	$9	$2,198	$742
Cash paid for interest on related party loan	$—	$—	$110	$—
Note payable for Asia Pacific business	$—	$5,658	$—	$5,658

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Travelzoo Inc.
Segment Information
(Unaudited)
(In thousands)

Three months ended September 30, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$2,531	$9,003	$18,906	$30,440
Intersegment revenue	35	(188)	153	—
Total net revenues	2,566	8,815	19,059	30,440
Operating income (loss)	$(790)	$1,626	$1,369	$2,205
Three months ended September 30, 2015	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	2,746	10,444	20,538	33,728
Intersegment revenue	(28)	(127)	155	—
Total net revenues	2,718	10,317	20,693	33,728
Operating income (loss)	$(414)	$587	$687	$860

Nine months ended September 30, 2016	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$7,202	$29,915	$62,173	$99,290
Intersegment revenue	71	(509)	438	—
Total net revenues	7,273	29,406	62,611	99,290
Operating income (loss)	$(3,058)	$5,511	$6,676	$9,129
Nine months ended September 30, 2015	Asia Pacific	Europe	North America	Consolidated
Revenue from unaffiliated customers	$8,127	$32,560	$68,978	$109,665
Intersegment revenue	(48)	(422)	470	—
Total net revenues	8,079	32,138	69,448	109,665
Operating income (loss)	$(1,515)	$2,363	$5,322	$6,170

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Travelzoo Inc.
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
GAAP income tax expense (benefit)	$837	$(8,199)	$3,734	$(5,125)
Non-GAAP adjustments (a)	—	8,413	—	8,413
Non-GAAP income tax expense	$837	$214	$3,734	$3,288

GAAP effective tax rate	34.1%	(1,246.0)%	39.6%	(96.6)%
Non-GAAP adjustments (a)	—%	1,278.5%	—%	158.6%
Non-GAAP effective tax rate	34.1%	32.5%	39.6%	62.0%

GAAP net income	$1,619	$8,857	$5,688	$10,429
Non-GAAP adjustments (a)	—	(8,413)	—	(8,413)
Non-GAAP net income	$1,619	$444	$5,688	$2,016

GAAP diluted earnings per share	$0.12	$0.60	$0.40	$0.71
Non-GAAP adjustments (a)	—	(0.57)	—	(0.57)
Non-GAAP earnings per share	$0.12	$0.03	$0.40	$0.14

(a)	Includes an $8.4 million release of a tax reserve for the three and nine months ended September 30, 2015, related to the unexchanged promotional shares.

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